UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934, as amended

Date of Report (Date of earliest event reported) June 28, 2011

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California		90745-6209
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Background

On June 28, 2011 (the “Closing Date”), Ducommun Incorporated, a Delaware corporation (“Ducommun”) closed its previously announced acquisition of LaBarge, Inc., a Delaware corporation (“LaBarge”) pursuant to the Agreement and Plan of Merger, dated April 3, 2011 (the “Merger Agreement”) among Ducommun, DLBMS, Inc., a Delaware corporation and a wholly-owned subsidiary of Ducommun (“Merger Sub”), and LaBarge. Under the terms of the Merger Agreement, on the Closing Date, Merger Sub merged with and into LaBarge with LaBarge continuing as the surviving corporation and a wholly-owned subsidiary of Ducommun (the “Merger”). For more information, see Item 2.01 below.

Concurrently with the closing of the Merger, Ducommun consummated its previously announced offering (the “Notes Offering”) of $200.0 million aggregate principal amount of 9.75% senior unsecured notes due 2018 (the “Notes”), and Ducommun and certain of its subsidiaries entered into a Credit Agreement with UBS Securities LLC and Credit Suisse Securities (USA) LLC as joint lead arrangers, UBS AG, Stamford Branch as issuing bank, administrative agent and collateral agent, and the other lenders party thereto (the “New Credit Agreement”). The proceeds of the Notes Offering and borrowings under the New Credit Agreement were used to finance the cost of the Merger, repay Ducommun’s existing indebtedness under the Second Amended and Restated Credit Agreement, dated as of June 26, 2009 among Ducommun, Bank of America, N.A., as administrative agent and the other lenders party thereto, as amended (the “Terminated Credit Agreement”), repay the existing indebtedness of LaBarge and its affiliates under the Loan Agreement dated as of December 22, 2008, by and among LaBarge, its affiliates, U.S. Bank National Association and the other lenders party thereto (together with the Terminated Credit Agreement, the “Existing Credit Facilities”), pay fees and expenses in connection with the Merger, Notes Offering and New Credit Agreement (collectively, the “Transactions”) and add new cash to the Ducommun balance sheet. For more information regarding the Notes and New Credit Agreement, see below.

New Credit Agreement

Concurrently with the closing of the Notes Offering and the Merger, Ducommun and certain of its subsidiaries entered into the New Credit Agreement, which provides for a: (i) $190.0 million senior secured term loan facility (“New Term Loan Facility”) that was fully borrowed on the Closing Date and (ii) up to $60.0 million senior secured revolving credit facility (“New Revolving Credit Facility). The New Term Loan Facility matures in June 2017, and the New Revolving Credit Facility matures in June 2016. Ducommun has the option to request the addition of one or more incremental term loan facilities or the increase of commitments under the New Revolving Credit Facility by an aggregate amount of up to $75.0 million, which additions and increase are subject to the satisfaction of certain conditions set forth in the New Credit Agreement.

The New Term Loan Facility and the New Revolving Credit Facility bear interest at the London Interbank Offered Rate (“LIBOR”) plus 4.25% per annum or the base rate plus 3.25% per annum, at Ducommun’s option. The LIBOR rate is subject to a floor of 1.25% per annum. Ducommun pays a commitment fee on the unused portion of the New Revolving Credit Facility of 0.75% per annum.

Each of Ducommun’s current and future material domestic subsidiaries (the “Credit Agreement Guarantors”) is required to guarantee Ducommun’s obligations under the New Credit Agreement. Ducommun’s and the Credit Agreement Guarantors’ obligations under the New Credit Agreement are secured by substantially all of their assets.

Ducommun is required to make mandatory prepayments of amounts outstanding under the New Credit Agreement with: (i) 100% of the net proceeds received from certain sales or other dispositions of all or any part of Ducommun’s and its subsidiaries’ assets subject to certain reinvestment rights and repatriation issues, (ii) 100% of the net proceeds received by Ducommun or any of its subsidiaries from the issuance of certain debt or preferred stock, (iii) 100% of all casualty and condemnation proceeds received by Ducommun or any of its subsidiaries subject to certain reinvestment rights, and (iv) 50% of Ducommun’s consolidated excess cash flow subject to stepdowns to 25% and 0% based upon a defined total leverage ratio, in each case subject to specified thresholds and qualifications.

If before June 28, 2012, the New Term Loan Facility is: (i) refinanced with a lower applicable margin or yield than that applicable to the New Term Loan Facility or (ii) a lender’s portion of the New Term Loan Facility is mandatorily assigned and such lender does not consent to certain repricing events under the New Term Loan Facility, then such refinancings or assignments shall be made at 101% of the principal amount so refinanced or assigned.

The New Credit Agreement contains affirmative and negative covenants reasonably customary for similar credit facilities. If, during a given fiscal quarter, (i) the sum of (a) any amounts outstanding under the New Revolving Credit Facility plus (b) the amount drawn under any letters of credit exceeds $1.0 million; or (ii) the aggregate amount of outstanding letters of credit exceeds $5.0 million, the New Revolving Credit Facility will be subject to a maximum total leverage ratio. In addition, Ducommun’s consolidated EBITDA as of the end of any fiscal quarter on a trailing four-quarters basis is not permitted to be less than $50.0 million, and Ducommun’s ability to make capital expenditures is limited.

The New Credit Agreement contains customary events of default, including, without limitation, payment defaults, breaches of certain representations and warranties, covenant defaults, cross defaults to certain material indebtedness, certain events of bankruptcy and insolvency, certain events under ERISA, material judgments and a change of control. A breach of the maximum total leverage ratio constitutes an event of default only under the New Revolving Credit Facility, and not an event of default under the New Term Loan Facility, until the earlier of: (i) 45 days after the date such event of default occurred and is continuing with respect to the New Revolving Credit Facility and (ii) the date on which the administrative agent or the lenders under the New Revolving Credit Facility have accelerated such facility or have commenced the exercise of remedies with respect to such facility. Upon an event of default, the administrative agent and the lenders under the New Credit Agreement are entitled to take various actions, including, without limitation, the acceleration of amounts due thereunder and termination of commitments under the New Revolving Credit Facility.

9.75% Senior Notes due 2018

Concurrently with the closing of the Merger and entering into the New Credit Agreement, on the Closing Date, Ducommun issued $200 million aggregate principal amount of the Notes in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”) at an issue price of 100% of the par value. Each of Ducommun’s existing and future material domestic restricted subsidiaries (the “Notes Guarantors”) guarantees the Notes on a senior unsecured basis. The Notes were issued pursuant to an indenture dated as of the Closing Date (the “Indenture”), between Ducommun, the Notes Guarantors and the Wilmington Trust FSB, as trustee (the “Trustee”).

The Notes mature on July 15, 2018 and bear interest at a rate of 9.75% per annum. Interest on the Notes is payable semi-annually in cash on July 15 and January 15 of each year, beginning on January 15, 2012.

The Notes may be redeemed, in whole or in part, under the following circumstances:

•

Prior to July 15, 2015, Ducommun may redeem some or all of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to the redemption date plus a “make-whole” premium.

•

Ducommun may redeem up to 35% of the aggregate principal amount of the Notes using net proceeds from certain equity offerings completed on or prior to July 15, 2014 at a redemption price equal to 109.75% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to the redemption date.

•

On or after July 15, 2015, Ducommun may redeem some or all of the Notes at a redemption price equal to 104.875% in 2015, 102.438% in 2016 and 100.000% in 2017 and thereafter of the Notes being redeemed plus accrued and unpaid interest to the redemption date.

Upon the occurrence of a change of control (as defined in the Indenture), Ducommun is required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes on the date of purchase plus accrued and unpaid interest on the Notes purchased to the date of purchase.

The Notes and guarantees for such Notes are Ducommun’s and the Notes Guarantors’ senior unsecured obligations and are: (i) pari passu in right of payment with all of Ducommun’s and the Notes Guarantors’ existing and future senior unsecured indebtedness, (ii) senior in right of payment to any of Ducommun’s and the Notes Guarantors’ future subordinated obligations, (iii) subordinated to all Ducommun’s and the Notes Guarantors’ existing and future secured debt to the extent of the value of assets securing that indebtedness and (iv) structurally subordinated to all indebtedness and other liabilities, including trade payables, of any of Ducommun’s existing and future subsidiaries that are not Notes Guarantors.

The Indenture contains customary covenants applicable to Ducommun and the Notes Guarantors and customary events of default. Upon the occurrence and continuing of an event of default under the Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal and accrued but unpaid interest to be due and payable immediately.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent such registration or an exemption from the registration requirements of the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K, nor the press release attached hereto as Exhibit 99.1, constitutes an offer to sell or solicitation of an offer to purchase with respect to the Notes or other securities, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Registration Rights Agreement

Pursuant to a Registration Rights Agreement, dated June 28, 2011 between Ducommun, certain of its subsidiaries, UBS Securities LLC and Credit Suisse Securities (USA) LLC (the “Registration Rights Agreement”) executed in conjunction with the Notes Offering, Ducommun agreed to file an exchange offer registration statement to exchange the Notes for a new issue of substantially identical debt securities registered under the Securities Act as evidence of the same underlying obligation of indebtedness. Ducommun also agreed to file a shelf registration statement to cover resales of the Notes under certain circumstances. If Ducommun fails to satisfy certain obligations under the Registration Rights Agreement within specified time periods, Ducommun is required to pay additional interest to the holders of the Notes.

Certain Relationships

Credit Suisse Securities (USA) LLC (“Credit Suisse”), UBS Securities LLC (“UBS” and together with Credit Suisse, “UBS/CS”) or their respective affiliates have from to time provided investment banking, commercial banking and financial advisory services to Ducommun and its affiliates, including in connection with the Transactions, for which they have received, or will receive, customary compensation. In addition, from time to time, UBS/CS and their affiliates may effect transactions for their own account or the account of their customers, and hold on behalf of themselves or their customers, long or short positions in Ducommun’s debt securities or loans, and may do so in the future. Certain affiliates of UBS/CS currently act as lenders and/or agents under the Existing Credit Facilities and may receive a portion of the net proceeds of the Notes Offering and the New Credit Agreement. In addition, UBS/CS or certain of their respective affiliates are lenders and/or agents under the New Credit Agreement.

The foregoing descriptions of the Indenture, Registration Rights Agreement and New Credit Agreement are qualified in their entirety by reference to such agreements, copies of which are attached hereto as Exhibits 4.1, 4.2 and 10.1, respectively, and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, Ducommun terminated its Terminated Credit Agreement. Before Ducommun could issue the Notes and enter into the New Credit Agreement discussed in Item 1.01 above, Ducommun was required to terminate the Terminated Credit Agreement. In connection with such termination, Ducommun repaid all outstanding loans and interest accrued under the Terminated Credit Agreement through the date of termination.

For more information regarding the Terminated Credit Agreement, see note 7 of the audited consolidated financial statements for Ducommun and its subsidiaries for the fiscal year ended December 31, 2010 included in the Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 22, 2011, which is incorporated in this Item 1.02 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, Ducommun closed its previously announced acquisition of LaBarge pursuant to the Merger Agreement. Under the terms of the Merger Agreement, Merger Sub merged with and into LaBarge on the Closing Date with LaBarge continuing as the surviving corporation and a wholly-owned subsidiary of Ducommun. LaBarge provides electronics manufacturing services, which involves the manufacture of custom, complex, high-reliability and mission-critical products for customers in diverse technology-driven markets, such as the aerospace and defense, industrial, natural resources, medical and other commercial markets.

Pursuant to the Merger Agreement, each outstanding: (i) share of common stock, par value $.01 per share of LaBarge (“LaBarge Common Stock”) (including each outstanding share of restricted stock and the associated preferred stock purchase rights granted pursuant to the Rights Agreement, dated November 8, 2001 between LaBarge and Registrar and Transfer Company, as amended), other than shares: (a) held by LaBarge or its subsidiaries, (b) owned by Ducommun or its subsidiaries and (c) owned by stockholders who have not consented to the Merger and who have properly demanded appraisal for their shares under Delaware law, received $19.25 in cash, without interest and (ii) option convertible into shares of LaBarge Common Stock received in cash, without interest and less applicable withholding taxes, an amount equal to the product of: (a) the excess, if any, of $19.25 over the exercise price per share of LaBarge Common Stock for such option multiplied by (b) the total number of shares of LaBarge Common Stock then subject to such option immediately prior to the closing of the Merger. As described in Item 1.01 above, Ducommun financed the Merger with a portion of the proceeds of the Notes Offering and New Credit Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Ducommun’s Current Report on Form 8-K filed with the SEC on April 5, 2011 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above regarding the Notes Offering and New Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 8.01 Other Events.

On the Closing Date, Ducommun issued a press release announcing that it had: (i) closed the Merger and the Notes Offering and (ii) entered into the New Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

Ducommun will furnish any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this initial Current Report on Form 8-K with respect to the consummation of the Merger reported under Item 2.01 is required to have been filed with the SEC pursuant to SEC rules.

(b) Pro Forma Financial Information

Ducommun will furnish any financial statements required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this initial Current Report on Form 8-K with respect to the consummation of the Merger reported under Item 2.01 is required to have been filed with the SEC pursuant to SEC rules.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 3, 2011, among Ducommun Incorporated, DLBMS, Inc. and LaBarge, Inc. (incorporated by reference to Exhibit 2.1 of Ducommun’s Current Report on Form 8-K filed with the SEC on April 5, 2011).

4.1	Indenture, dated June 28, 2011, between Ducommun Incorporated, certain of its subsidiaries and Wilmington Trust FSB, as trustee.

4.2	Registration Rights Agreement, dated June 28, 2011 between Ducommun Incorporated, certain of its subsidiaries, UBS Securities LLC and Credit Suisse Securities (USA) LLC.

10.1	Credit Agreement, dated as of June 28, 2011, among Ducommun Incorporated, certain of its subsidiaries, UBS Securities LLC and Credit Suisse Securities (USA) LLC as joint lead arrangers, UBS AG, Stamford Branch as issuing bank, administrative agent and collateral agent, and the other lenders party thereto.

99.1	Press Release dated June 28, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED (Registrant)

Date: June 28, 2011	By:	/s/ James S. Heiser
James S. Heiser Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of April 3, 2011, among Ducommun Incorporated, DLBMS, Inc. and LaBarge, Inc. (incorporated by reference to Exhibit 2.1 of Ducommun’s Current Report on Form 8-K filed with the SEC on April 5, 2011).

4.1	Indenture, dated June 28, 2011, between Ducommun Incorporated, certain of its subsidiaries and Wilmington Trust FSB, as trustee.

4.2	Registration Rights Agreement, dated June 28, 2011 between Ducommun Incorporated, certain of its subsidiaries, UBS Securities LLC and Credit Suisse Securities (USA) LLC.s

10.1	Credit Agreement, dated as of June 28, 2011, among Ducommun Incorporated, certain of its subsidiaries, UBS Securities LLC and Credit Suisse Securities (USA) LLC as joint lead arrangers, UBS AG, Stamford Branch as issuing bank, administrative agent and collateral agent, and the other lenders party thereto.

99.1	Press Release dated June 28, 2011.